SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2015

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒           Written communications pursuant to Rule 425 under the Securities Act
(17 CFR230.425)

                ❒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

                ❒            Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

                ❒            Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 10, 2015, Karen King, Chief Executive Officer, President and a director of The Female Health Company (the "Company"), left the Company effective immediately.  O.B. Parrish, the Company's Chairman of the Board, was appointed effective July 10, 2015 to serve in the additional role of Chief Executive Officer.

The Company and Ms. King entered into a Separation Agreement and General Release, dated as of July 10, 2015 (the "Separation Agreement").  Under the Separation Agreement and subject to the terms and conditions set forth therein, the Company and Ms. King have agreed to, among other items, the following:
  Ms. King will receive a separation payment equal to six month's base salary, payable over a six month period.
  Ms. King will receive payment of premiums for continued medical, vision and dental coverage through January 31, 2016.
  Ms. King acknowledged that 50,000 unvested shares of restricted stock she holds will be forfeited and that Ms. King will not be entitled to any bonus payments under the Company's annual performance aware program.
The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 8 – Other Events

Item 8.01                      Other Events

The Company has not had a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1) after giving effect to the retirements of Richard E. Wenninger and Stephen M. Dearholt and the appointment of Sharon Meckes to the Board of Directors on March 19, 2015.  Consistent with NASDAQ Marketplace Rule 5605(b)(1)(A), the Company has relied on the cure period to regain compliance which lasts until the earlier of the Company's next annual meeting of shareholders or March 19, 2016.  As a result of Ms. King's resignation from the Board of Directors as of July 10, 2015, the Company now has a total of seven directors, four of whom are independent directors under the NASDAQ listing standards.  The Company has, therefore, cured the deficiency and is now in full compliance with NASDAQ Marketplace Rule 5605(b)(1).

Section 9 - Financial Statements and Exhibits

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

99.1 -- Separation Agreement and General Release, dated as of July 10, 2015, among The Female Health Company, Karen King and certain directors of the Company (solely for purposes of paragraph 16 thereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY

Date:  July 16, 2015
BY /s/ O.B. Parish
  O.B. Parrish, Chairman of the Board and
  Chief Executive Officer